Exhibit 4.8

THIRTEENTH SUPPLEMENTAL INDENTURE

THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of June 21, 2019 (this “Supplemental Indenture”), among Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), Charter Communications Operating Capital Corp., a Delaware corporation (together with CCO, the “Issuers”), CCO Holdings, LLC, a Delaware limited liability company (the “Parent Guarantor”), the subsidiary guarantors named on Schedule I hereto (collectively with the Parent Guarantor, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuers and CCO Safari II, LLC, a Delaware limited liability company, have heretofore executed and delivered to the Trustee an Indenture, dated as of July 23, 2015, as amended by the First Supplemental Indenture, dated as of July 23, 2015, the Second Supplemental Indenture, dated as of May 18, 2016, the Third Supplemental Indenture, dated as of May 18, 2016, the Fourth Supplemental Indenture, dated as of November 1, 2016, the Fifth Supplemental Indenture, dated as of April 20, 2017, the Sixth Supplemental Indenture, dated as of July 6, 2017, the Seventh Supplemental Indenture, dated as of September 18, 2017, the Eighth Supplemental Indenture, dated as of December 21, 2017, the Ninth Supplemental Indenture, dated as of April 17, 2018, the Tenth Supplemental Indenture, dated as of July 3, 2018, the Eleventh Supplemental Indenture, dated as of July 27, 2018, the Twelfth Supplemental Indenture, dated as of January 17, 2019 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ Notes;

WHEREAS, the Issuers desire to add Spectrum TV Essentials, LLC, Spectrum Wireless Holdings, LLC and TC Technology LLC (collectively, the “New Guarantors”) as Note Guarantors under the Indenture;

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Issuers, the Guarantors, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to add the Note Guarantees by the New Guarantors;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.       Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.       Agreement to Guarantee. Each of the New Guarantors hereby agrees, jointly and severally with each other and all existing guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Note Guarantor under the Indenture until released pursuant to the terms of the Indenture. Each of the New Guarantors will be entitled to the benefits set forth in Article 10 of the Indenture, including the release provisions set forth in Section 10.02(b) thereof.

3.       Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

4.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

5.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.       Trustee Makes No Representation. The recitals contained herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.       Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed as of the date first above written.

CHARTER COMMUNICATIONS OPERATING, LLC

By:	/s/ Jessica Fischer
	Name:	Jessica Fischer
	Title:	Senior Vice President, Finance, and Corporate Treasuer

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.

By:	/s/ Jessica Fischer
	Name:	Jessica Fischer
	Title:	Senior Vice President, Finance, and Corporate Treasuer

CCO HOLDINGS, LLC

By:	/s/ Jessica Fischer
	Name:	Jessica Fischer
	Title:	Senior Vice President, Finance, and Corporate Treasuer

THE SUBSIDIARY GUARANTORS NAMED ON SCHEDULE I HERETO

By:	/s/ Jessica Fischer
	Name:	Jessica Fischer
	Title:	Senior Vice President, Finance, and Corporate Treasuer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/S/ Karen Yu
Name: Karen Yu
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/S/ Karen Yu
Name: Karen Yu
Title: Vice President

Schedule I

Subsidiary Guarantors

Alabanza LLC

America’s Job Exchange LLC

Bresnan Broadband Holdings, LLC

Bresnan Broadband of Colorado, LLC

Bresnan Broadband of Montana, LLC

Bresnan Broadband of Utah, LLC

Bresnan Broadband of Wyoming, LLC

Bresnan Digital Services, LLC

Bresnan Microwave of Montana, LLC

Bright House Networks Information Services (Alabama), LLC

Bright House Networks Information Services (California), LLC

Bright House Networks Information Services (Florida), LLC

Bright House Networks Information Services (Indiana), LLC

Bright House Networks Information Services (Michigan), LLC

Bright House Networks, LLC

CC Fiberlink, LLC

CC Systems, LLC

CC VI Fiberlink, LLC

CC VII Fiberlink, LLC

CCO Fiberlink, LLC

CCO NR Holdings, LLC

CCO Transfers, LLC

Charter Advanced Services (MN), LLC

Charter Advanced Services (MO), LLC

Charter Advanced Services VIII (MN), LLC

Charter Communications Entertainment I, LLC

Charter Communications VI, L.L.C.

Charter Communications VII, LLC

Charter Communications, LLC

Charter Distribution, LLC

Charter Fiberlink – Alabama, LLC

Charter Fiberlink – Georgia, LLC

Charter Fiberlink – Illinois, LLC

Charter Fiberlink – Maryland II, LLC

Charter Fiberlink – Michigan, LLC

Charter Fiberlink – Missouri, LLC

Charter Fiberlink – Nebraska, LLC

Charter Fiberlink – Tennessee, LLC

Charter Fiberlink CA-CCO, LLC

Charter Fiberlink CC VIII, LLC

Charter Fiberlink CCO, LLC

Charter Fiberlink CT-CCO, LLC

Charter Fiberlink LA-CCO, LLC

Charter Fiberlink MA-CCO, LLC

Charter Fiberlink MS-CCVI, LLC

Charter Fiberlink NC-CCO, LLC

Charter Fiberlink NH-CCO, LLC

Charter Fiberlink NV-CCVII, LLC

Charter Fiberlink NY-CCO, LLC

Charter Fiberlink OR-CCVII, LLC

Charter Fiberlink SC-CCO, LLC

Charter Fiberlink TX-CCO, LLC

Charter Fiberlink VA-CCO, LLC

Charter Fiberlink VT-CCO, LLC

Charter Fiberlink WA-CCVII, LLC

Charter Helicon, LLC

Charter Procurement Leasing, LLC

DukeNet Communications, LLC

Falcon Cable Communications, LLC

Helicon Partners I, L.P.

Intrepid Acquisition LLC

Marcus Cable Associates, L.L.C.

NaviSite LLC

Spectrum Advanced Services, LLC

Spectrum Gulf Coast, LLC

Spectrum Mid-America, LLC

Spectrum Mobile, LLC

Spectrum Mobile Equipment, LLC

Spectrum NLP, LLC

Spectrum Oceanic, LLC

Spectrum Originals, LLC

Spectrum Originals Development, LLC

Spectrum Pacific West, LLC

Spectrum RSN, LLC

Spectrum Security, LLC

Spectrum Southeast, LLC

Spectrum TV Essentials, LLC

Spectrum Wireless Holdings, LLC

TC Technology LLC

The Helicon Group, L.P.

Time Warner Cable Business LLC

Time Warner Cable Enterprises LLC

Time Warner Cable Information Services (Alabama), LLC

Time Warner Cable Information Services (Arizona), LLC

Time Warner Cable Information Services (California), LLC

Time Warner Cable Information Services (Colorado), LLC

Time Warner Cable Information Services (Hawaii), LLC

Time Warner Cable Information Services (Idaho), LLC

Time Warner Cable Information Services (Illinois), LLC

Time Warner Cable Information Services (Indiana), LLC

Time Warner Cable Information Services (Kansas), LLC

Time Warner Cable Information Services (Kentucky), LLC

Time Warner Cable Information Services (Maine), LLC

Time Warner Cable Information Services (Massachusetts), LLC

Time Warner Cable Information Services (Michigan), LLC

Time Warner Cable Information Services (Missouri), LLC

Time Warner Cable Information Services (Nebraska), LLC

Time Warner Cable Information Services (New Hampshire), LLC

Time Warner Cable Information Services (New Jersey), LLC

Time Warner Cable Information Services (New Mexico), LLC

Time Warner Cable Information Services (New York), LLC

Time Warner Cable Information Services (North Carolina), LLC

Time Warner Cable Information Services (Ohio), LLC

Time Warner Cable Information Services (Pennsylvania), LLC

Time Warner Cable Information Services (South Carolina), LLC

Time Warner Cable Information Services (Tennessee), LLC

Time Warner Cable Information Services (Texas), LLC

Time Warner Cable Information Services (Virginia), LLC

Time Warner Cable Information Services (Washington), LLC

Time Warner Cable Information Services (West Virginia), LLC

Time Warner Cable Information Services (Wisconsin), LLC

Time Warner Cable, LLC

Time Warner Cable Media LLC

Time Warner Cable New York City LLC

Time Warner Cable Northeast LLC

TWC Administration LLC

TWC Communications, LLC

TWC Media Blocker LLC

TWC SEE Holdco LLC

TWC Wireless LLC

TWC/Charter Los Angeles Cable Advertising, LLC

TWCIS Holdco LLC